Exhibit 23.1





















                          Consent of Ernst & Young LLP

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delphi Financial Group, Inc. Amended and Restated Directors Stock Option Plan and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements and schedules of Delphi Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania

February 4, 2000